                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       NORTH EUROPEAN OIL ROYALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        NORTH EUROPEAN OIL ROYALTY TRUST

                                  P.O. BOX 456

                        SUITE 19A, 43 WEST FRONT STREET

                           RED BANK, NEW JERSEY 07701

                               ------------------

                    NOTICE OF ANNUAL MEETING OF UNIT OWNERS

                               FEBRUARY 11, 1998

To the Unit Owners of
     NORTH EUROPEAN OIL ROYALTY TRUST:

     NOTICE IS HEREBY GIVEN that the annual meeting of unit owners of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust"), pursuant to Article 14 of its Agreement of Trust, will be held on Wednesday, February 11, 1998, at 1:30 P.M., in Rooms 1 and 2, Ninth Floor, at The University Club, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue; entrance on 54th Street) for the following purposes:

        (1) To elect five persons as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified.

        (2) To ratify the designation of Arthur Andersen LLP as auditor for the Trust.

        (3) To transact such other business as may properly come before the meeting.

     The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on January 2, 1998 will be entitled to notice of and to vote at the annual meeting.

                           BY ORDER OF THE TRUSTEES:

                                          JOHN H. VAN KIRK
                                          Managing Trustee

January 13, 1998

                               ------------------

     IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                        NORTH EUROPEAN OIL ROYALTY TRUST
                                  P.O. BOX 456
                        SUITE 19A, 43 WEST FRONT STREET
                           RED BANK, NEW JERSEY 07701
                                 (732) 741-4008

                               ------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust") to be used at the annual meeting of unit owners to be held on Wednesday, February 11, 1998 and any adjournment or adjournments thereof for the purposes set forth in the accompanying notice of annual meeting. Only unit owners of record at the close of business on January 2, 1998 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust will be voted for the election of the Trustees and for the ratification of Arthur Andersen LLP as auditors. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of units which are registered in the name of a nominee (e.g., shares held by brokers in "street name") who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such shares at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 13, 1998.

     The Trust was formed on September 10, 1975, pursuant to the vote of the shareholders of North European Oil Company, a predecessor corporate entity. Certain persons may be the owners of shares of predecessor corporate entities; such shares are entitled to be converted into units but are not considered units entitled to vote at meetings until presented for conversion. There were 8,696,430 units of the Trust outstanding on January 2, 1998. Each unit owner is entitled to one vote for each unit he or she holds or represents. Additional units may be issued prior to the meeting upon presentation of evidence of ownership or certificates of predecessor corporate entities of the Trust. Any number of units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting. The affirmative vote of a majority of units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust and to ratify the appointment of auditors. Abstentions may be specified on all proposals, except the election of Trustees. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, will have the same effect as a vote 'against' on such matter. With regard to the election of Trustees, votes may be cast in favor or withheld with respect to all nominees; votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote "against" such election. In the event of a broker non-vote with respect to any issue coming before the annual meeting arising from the absence of authorization by the beneficial owner to vote as to that issue, such non-voting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units of which a majority is required for adoption.

     The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all of such costs will be borne by the Trust. In addition to the use of mails, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

                              ELECTION OF TRUSTEES

     The persons named in the accompanying proxy intend to vote for the election of the five individuals named below to serve until the next annual meeting of unit owners, or until their successors shall have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

     During the fiscal year ended October 31, 1997, the Trustees met five times. The Trustees have designated a standing Audit and Compensation Committee of which Robert P. Adelman is the Chairman and Robert J. Castle, Samuel M. Eisenstat and Willard B. Taylor are members. During fiscal 1997 the Audit and Compensation Committee met formally two times and had several additional informal meetings and communications. The function of the Audit and Compensation Committee is to review the internal financial management procedures of the Trust, to recommend to the Trustees independent auditors for the Trust, to consult with the auditors, to determine the separate compensation of the Managing Trustee and to determine the compensation of the Managing Director. The Trustees do not have a standing nominating committee. Each of the Trustees attended all of the meetings of the Trustees and the meetings of the Audit and Compensation Committee (if a member thereof) either in person or by teleconferencing during the fiscal year ended October 31, 1997.

     The following table sets forth certain information, including ownership of Trust units as of December 1, 1997, about the nominees for election as Trustees and the Managing Director:

                                                              TRUSTEE OR
                                                               DIRECTOR
                                                                  OF            UNITS
                                                              PREDECESSOR,   BENEFICIALLY
                                                                  OR         OWNED AS OF     PERCENT
                               PRINCIPAL OCCUPATION OR         OFFICER,      DECEMBER 1,        OF
                      AGE  EMPLOYMENT FOR PAST FIVE YEARS       SINCE           1997         UNITS(1)
                     -------------------------------------    ----------     -----------     --------
NOMINEES FOR ELECTION AS TRUSTEES

Robert P. Adelman      67  Director or Trustee of various        1987            9,000(2)       0.1%
                             profit and non-profit
                             companies
Robert J. Castle       69  President, Castle Enterprises         1965          119,800(3)      1.38%
                             of
                             Herkimer Ltd. (a holding
                             company)
Samuel M. Eisenstat    57  Attorney; CEO, Abjac Energy           1996            1,000          (4)
                             Corp.; Director, Sun America
                             Mutual Fund & Annuities and
                             Atlantic Realty Trust
Willard B. Taylor      57  Partner, Sullivan & Cromwell          1974(5)         6,619          (4)
                             (attorneys)
John H. Van Kirk       73  Managing Trustee                      1954           77,200(6)      0.89%

MANAGING DIRECTOR

John R. Van Kirk       45  Managing Director(7)                  1990           11,600(8)      0.13%

All Trustees and the Managing Director, as a group                             225,219         2.59%

---------------
(1) Percentage computations are based upon units actually issued and outstanding. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in notes (3), (6) and (8).

(2) Including all units owned by Mr. Adelman's wife.

(3) Including 7,800 units owned by Mr. Castle's wife, in which units he disclaims beneficial interest.

(4) Less than 0.1%.

(5) Mr. Taylor also served as a director of North European Oil Company from 1970 to 1972.

(6) Including 7,200 units owned by John H. Van Kirk's wife, in which units he disclaims beneficial interest.

(7) John R. Van Kirk, the Managing Director of the Trust, provides office space and office services at cost to the Trust. During fiscal 1997, the Trust paid him a total of $21,611.95 for such office space and office services.

(8) Including 4,350 units owned by John R. Van Kirk's children, in which units he disclaims beneficial interest.
                            ------------------------

Compliance with Section 16(a) of the Exchange Act

     In accordance with the Securities Exchange Act of 1934 and rules adopted by the Securities and Exchange Commission (the "SEC"), the Trustees, the Managing Director and persons owning more than 10% of the Trust's units (the "Reporting Persons") are required to file reports of ownership of, and changes in ownership of, Trust units with the SEC, the New York Stock Exchange and the Trust.

     Based solely on a review of such forms furnished to it and written representations from certain Reporting Persons that no Form 5 reports were required for those persons, the Trust believes that during the fiscal year ended October 31, 1997, the Reporting Persons complied with all filing requirements applicable to them.

                            MANAGEMENT COMPENSATION

Report of the Audit and Compensation Committee

     Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust's predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust. In addition, the Managing Trustee receives additional compensation which is set by the Audit and Compensation Committee of the Trustees. The Committee also fixes the annual compensation of the Managing Director.

     In setting the compensation amounts, the Committee takes into account the amount of time these two executives are expected to devote to the Trust's affairs, the nature of the Trust's affairs and its limited administrative budget and structure, and the experience that each executive has in handling the Trust's affairs. The Committee also takes into consideration the allocation of administrative and management responsibilities between the Managing Trustee and the Managing Director. The Managing Trustee is responsible for managerial oversight of the Trust's affairs and the Managing Director handles day to day matters of the Trust.

     The Trust's financial results are determined primarily by factors not within the control of its executives or the Trustees, including energy prices in Europe, currency exchange rates, production and sales by others and energy supply contracts. The Committee continues to believe that the time required and the level of skill with which the Managing Trustee and the Managing Director handle the administrative and financial affairs of the Trust, rather than the Trust's financial results, are the significant factors in determining their respective compensation.
                                                    Robert P. Adelman, Chairman
                                                    Robert J. Castle
                                                    Samuel M. Eisenstat
                                                    Willard B. Taylor

Trustee and Officer Compensation

     Set forth below is a table summarizing the compensation paid to the Managing Trustee and the Managing Director during the indicated fiscal years of the Trust:

                           SUMMARY COMPENSATION TABLE

                              NAME AND
                        PRINCIPAL POSITIONS                   YEAR     COMPENSATION
          ------------------------------------------------    -----    ------------
          John H. Van Kirk,                                   1997       $ 56,271
            Managing Trustee (1)                              1996        $49,118
                                                              1995        $47,852

          John R. Van Kirk                                    1997       $ 80,000
            Managing Director                                 1996        $79,167
                                                              1995        $74,167

     (1) The compensation amounts indicated for John H. Van Kirk include both the amounts paid to him in accordance with the Trust Agreement as a Trustee and the separately fixed compensation paid to him as Managing Trustee.
                            ------------------------

     During fiscal 1997, each Trustee was paid a fee of $26,271 pursuant to a formula contained in the Trust Agreement. In addition, the Trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with travel to and accommodations for meetings of the Trustees. The Trustees do not receive, either directly or indirectly, securities or property, insurance benefits or personal benefits or other similar forms of compensation.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1997, Messrs. Adelman, Castle, Eisenstat and Taylor served on the Trust's Audit and Compensation Committee.

Comparison of Five Year Returns

     The graph set forth below compares, for the last five years, the cumulative return on Trust units, the securities in a peer group index and the S&P 500 Composite Index. Because no published peer group index exists, the Trustees have developed a peer group consisting of the following three domestic oil royalty trusts: Mesa Royalty Trust, Sabine Royalty Trust and San Juan Basin Royalty Trust (the "Royalty Peer Group"). The composition of the Royalty Peer Group has been the same since the Trust's proxy statement for its 1993 annual meeting of unit owners. In determining the cumulative returns on investment, it has been assumed that on October 31, 1992, an equal dollar amount was invested in Trust units, in the securities of the trusts in the Royalty Peer Group and in the S&P 500 Composite Index. The comparisons assume in all cases the reinvestment of all dividends or distributions on the respective payment dates. The cumulative returns shown for the Trust and the Royalty Peer Group do not reflect any differences between the tax treatment of trust distributions, due to permitted cost depletion, and dividends on securities in the S&P 500 Composite Index. As indicated above, because the Trust's financial results are determined primarily by factors not within the control of its executives, the Trust's financial results are not a significant consideration in determining the compensation of its executives.

        Measurement Period            North European                           Royalty Peer
      (Fiscal Year Covered)          Oil Royalty Trust     S&P 500 Index           Group
Oct-92                                   100.00              100.00              100.00
Oct-93                                   102.12              114.94              145.25
Oct-94                                    95.80              119.39              121.26
Oct-95                                    93.06              150.96               99.49
Oct-96                                   105.98              187.33              136.44
Oct-97                                   144.92              247.48              207.61

                      RATIFICATION OF AUDITOR DESIGNATION

     Unit owners will be requested to ratify the designation of the independent certified public accountants who serve as auditors for the Trust and whose report is furnished to the unit owners. The firm of Arthur Andersen LLP has served as auditors for the Trust or its predecessor corporate entity since 1966. As recommended by the Audit and Compensation Committee, a resolution will be presented to the meeting confirming the designation of said firm as auditors for the Trust for the fiscal year ending October 31, 1998.

     For the fiscal year ended October 31, 1997, the Trust agreed to pay $19,500 as the aggregate amount for audit services to be performed by Arthur Andersen LLP. At the Trust's direction and as part of its monitoring process, Arthur Andersen LLP audited Mobil Oil A.G. in Germany and billed the Trust $22,601. The aggregate amount paid by the Trust to Arthur Andersen LLP for non-audit services was $2,500.

     Representatives of Arthur Andersen LLP are expected to be at the annual meeting and to be available to respond to appropriate questions from unit owners. Such representatives will also have the opportunity to make a statement to the meeting if they choose to do so.

                                 OTHER MATTERS

     The Trustees are not aware of any other matter to be presented for action at the annual meeting. If any other matter is brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

FORM 10-K

     THE TRUST WILL HAVE FILED WITH THE SEC PRIOR TO THE ANNUAL MEETING OF UNIT OWNERS AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE PERIOD ENDED OCTOBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, WILL BE FURNISHED WITHOUT CHARGE TO ANY UNIT OWNER WHO SENDS A WRITTEN REQUEST TO JOHN H. VAN KIRK, MANAGING TRUSTEE, P.O. BOX 456, RED BANK, NEW JERSEY 07701.

UNIT OWNER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any proposals of unit owners intended to be presented at the 1999 annual meeting must be received by the Trust by September 15, 1998 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Such proposals should be sent to John H. Van Kirk, Managing Trustee, P.O. Box 456, Red Bank, New Jersey 07701.

     Unit owners are urged to sign and return their proxies without delay.

                            BY ORDER OF THE TRUSTEES

                                             JOHN H. VAN KIRK
                                             Managing Trustee

January 13, 1998

/X/ PLEASE MARK VOTES AS             REVOCABLE PROXY
    IN THIS EXAMPLE          NORTH EUROPEAN OIL ROYALTY TRUST


               ANNUAL MEETING OF UNIT OWNERS -- FEBRUARY 11, 1998

        This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints John H. Van Kirk, Robert P. Adelman and Lawrence A. Kobrin, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the annual meeting of unit owners of North European Oil Royalty Trust to be held on February 11, 1998 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 13, 1998.

        The Trustees recommend a vote "FOR" Proposals 1 and 2.

                                                        FOR ALL     WITH-
                                                FOR     EXCEPT      HOLD
1.      Election of Trustees                    / /       / /        / /

NOMINEES: ROBERT P. ADELMAN, ROBERT J. CASTLE, SAMUEL M. EISENSTAT, WILLARD B. TAYLOR, JOHN H. VAN KIRK

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below.

-----------------------------------------------------------------------------

                                                FOR     AGAINST     ABSTAIN
2. Ratification of Arthur Andersen LLP as       / /       / /         / /
   auditors for the Trust.

   IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE TRUSTEES AND FOR PROPOSAL 2.



Please be sure to sign and date           Date
this Proxy in the box below                ------------------
                                           |                |
                                           ------------------
-------------------------------------------------------------
|                                                           |
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  Stockholder sign above       Co-holder (if any) sign above



______________________________________________________________________________
  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                       NORTH EUROPEAN OIL ROYALTY TRUST


This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, sign full corporate name by duly authorized officer.

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                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY